CONFIDENTIAL PRIVATE                                  NUMBER
PLACEMENT MEMORANDUM                                  ________________________

                                                     NAME OF OFFEREE


                             INTERNET FOOD CO., INC.
                              a Nevada corporation

                     Up to 1,200,000 Shares of Common Stock
                                 .001 Par Value
           Offering Price: $0.10 Per Share - Total Offering: $120,000

     The Shares (each, a Share and collectively, the Shares) of Common Stock of Internet Food Co., Inc., a Nevada corporation (the Company), offered hereby involve a high degree of risk. See "Risk Factors." For each Share acquired through this Offering an investor will receive one share of voting, participating Common Stock which is not subject to redemption. THE SECURITIES OFFERED HEREBY ARE CAPITAL CONTRIBUTIONS TO THE COMPANY WHICH SHALL BE SUBORDINATED TO EXISTING AND FUTURE INDEBTEDNESS OF THE CORPORATION.

     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER STATE SECURITIES LAWS, AND ARE BEING OFFERED IN RELIANCE ON THE "PRIVATE OFFERING"
EXEMPTIONS PROVIDED BY SECTIONS 4(2) AND 4(6) OF THE SECURITIES ACT, AND REGULATION D PROMULGATED THEREUNDER. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), NOR HAS THE SEC PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING, THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM OR THE AVAILABILITY OF THE FOREGOING EXEMPTIONS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
                         Price (1)     Selling               Proceeds to
                                       Commission (2)        the Company(3)
--------------------------------------------------------------------------------
Per share                $0.10          $ 0                   $0.10
--------------------------------------------------------------------------------
Total Offering
(1,200,000 Shares)       $120,000       $ 0                   $120,000
--------------------------------------------------------------------------------

     (1) The purchase price (the "Purchase Price") for the Shares, as well as the other terms of this Confidential Private Placement Memorandum (this "Memorandum"), have been established arbitrarily by the board of directors of the Company, without regard to assets, earnings, or other performance indicators of the Company or the price of securities of similar companies in the same industry.

     (2) The Shares offered hereby are primarly being sold by certain officers, directors and key management employees of the Company who, except as provided herein, will receive no selling commissions or other renumeration in connection with such sales. The Company may sell up to 100 percent of this Offering through broker-dealers registered with the National Association of Securities Dealers, Inc. ("NASD"). The Selling commissions provided herein assume that 0 percent of the shares shall be sold through NASD broker-dealers. One sales made through any NASD-registered broker-dealers, applicable securities law allow the Company to pay commissions of up to 10 percent of the sale proceeds; the Company does not desire or intend to pay that much on such sales, if any.

     (3) Before deductions for certain expenses payable by the Company in connection with this Offering, including printing costs, filing fees, advisory fees, attorneys' fees, accountants' fee and other similar expenses. These expenses are estimated to be $32,500.00

IN CONNECTION WITH THIS OFFERING, THE COMPANY MAY OVER-ALLOT. THE DATE OF THIS MEMORANDUM IS AUGUST 10, 1998.

     THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES DESCRIBED HEREIN TO ANYONE IN ANY STATE OR IN ANY JURISDICTION TO WHOM OR IN WHICH SUCH AN OFFER OR SOLICITATION WOULD NOT BE PERMITTED BY LAW.

     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH, NOR APPROVED OR DISAPPROVED BY, THE SECURITIES REGULATORY AUTHORITY OF ANY STATE OR THE SEC. NO SUCH AUTHORITY HAS PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. IN ADDITION, THE TRANSFER OF THE SECURITIES OFFERED HEREBY IS SUBJECT TO VARIOUS RESTRICTIONS UNDER THE FEDERAL SECURITIES LAWS AND THE SECURITIES LAWS OF VARIOUS STATES AND OTHER JURISDICTIONS.

     THE SECURITIES DESCRIBED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT IN RELIANCE UPON EXEMPTIONS SPECIFIED IN SECTIONS 3(b) AND 4(2) OF SUCH ACT AND REGULATION D, RULES 501 THROUGH 508 PROMULGATED UNDER SUCH ACT BY THE SEC; NOR HAVE THESE SECURITIES BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE IN RELIANCE UPON THE EXEMPTIONS FROM REGISTRATION SPECIFIED UNDER APPLICABLE STATE LAWS AND REGULATIONS. IN GENERAL, SUCH EXEMPTIONS ARE AVAILABLE FOR SECURITIES TRANSACTIONS INVOLVING A LIMITED NUMBER OF PURCHASERS AND/OR ACCREDITED INVESTORS AND NOT INVOLVING A PUBLIC OFFERING, PUBLIC SOLICITATION, OR ADVERTISING OF ANY KIND. COMPLIANCE WITH THE TERMS OF SUCH EXEMPTIONS MEANS THAT SHARES MAY BE OFFERED AND SOLD ONLY TO PURCHASERS WHO MEET CERTAIN SUITABILITY STANDARDS OR, AS WITH THIS OFFERING, ONLY TO INVESTORS WHO ARE PURCHASING FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE OR DISTRIBUTION. THERE IS NO ASSURANCE THAT THE SEC OR THE SECURITIES ADMINISTRATOR OF ANY STATE IN WHICH SHARES ARE OFFERED OR SOLD MAY NOT CHALLENGE THE AVAILABILITY OF THE FOREGOING EXEMPTIONS, AND THAT SUCH CHALLENGE WILL NOT SUCCEED.

     THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. INVESTORS WHO CANNOT AFFORD A HIGH RISK INVESTMENT, WHICH MAY BE LOST IN ITS ENTIRETY, ARE ADVISED AGAINST AN INVESTMENT IN THE SECURITIES OFFERED HEREBY. SEE "RISK FACTORS." EACH PROSPECTIVE INVESTOR WILL BE REQUIRED TO REPRESENT THAT (i) HE MEETS CERTAIN FINANCIAL REQUIREMENTS, (ii) THAT HE IS FAMILIAR WITH AND UNDERSTANDS THE TERMS, RISKS AND MERITS OF THIS OFFERING AND (iii) IF THE PROSPECTIVE PURCHASER IS NOT AN ACCREDITED INVESTOR, THAT ALONE OR WITH HIS PURCHASER REPRESENTATIVE(S) HE HAS SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT HE IS CAPABLE OF EVALUATING THE MERITS AND RISKS OF THE INVESTMENT. AN INVESTOR MAY BE UNABLE TO LIQUIDATE HIS INVESTMENT QUICKLY OR ON ACCEPTABLE TERMS, IF AT ALL, IN THE EVENT HE SHOULD DESIRE TO DO SO.

     NO REPRESENTATIONS OR WARRANTIES OF ANY KIND ARE MADE OR INTENDED TO BE MADE, NOR SHOULD ANY BE INFERRED, WITH RESPECT TO THE ECONOMIC RETURN OF AN INVESTMENT IN THE SECURITIES OFFERED HEREBY.

     THERE IS NO PUBLIC MARKET FOR THE SECURITIES OF THE COMPANY. PURCHASERS OF THE SECURITIES OFFERED HEREBY WILL BE REQUIRED TO REPRESENT THAT THE SECURITIES ARE BEING ACQUIRED WITHOUT A VIEW TO DISTRIBUTION, AND WILL NOT BE ABLE TO RESELL SUCH SECURITIES UNLESS THEY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION IS APPLICABLE. PURCHASERS OF THE SECURITIES OFFERED HEREBY MUST BE PREPARED TO BEAR THE ECONOMIC RISK OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

     THE INFORMATION CONTAINED HEREIN IS CONFIDENTIAL TO THE COMPANY AND HAS NOT BEEN RELEASED PUBLICLY. SUCH INFORMATION IS DISCLOSED SOLELY TO PERMIT OFFEREES TO EVALUATE AN INVESTMENT IN THE SECURITIES OFFERED HEREBY. THIS MEMORANDUM HAS BEEN PREPARED SOLELY FOR THE BENEFIT OF PERSONS INTERESTED IN THE PROPOSED PRIVATE PLACEMENT OF THE SECURITIES OFFERED HEREBY, AND CONSTITUTES AN OFFER ONLY TO THE RECIPIENT WHOSE NAME APPEARS IN THE APPROPRIATE SPACE PROVIDED ON

THE COVER PAGE HEREOF. DELIVERY OF THIS MEMORANDUM TO ANYONE OTHER THAN THE PROSPECTIVE INVESTOR AND HIS PURCHASER REPRESENTATIVE(S), IF ANY, IS UNAUTHORIZED AND ANY DISTRIBUTION OR REPRODUCTION OF THIS MEMORANDUM, IN WHOLE OR IN PART, OR THE DIVULGENCE OF ANY OF ITS CONTENTS WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY, IS PROHIBITED. EACH PROSPECTIVE INVESTOR, BY ACCEPTING DELIVERY OF THIS MEMORANDUM, AGREES TO RETURN IT AND ALL OTHER DOCUMENTS
RECEIVED BY HIM TO THE COMPANY IF (i) THE PROSPECTIVE INVESTOR DOES NOT SUBSCRIBE FOR THE SECURITIES, (ii) THE PROSPECTIVE INVESTOR'S SUBSCRIPTION IS NOT ACCEPTED BY THE COMPANY OR (iii) THIS OFFERING IS TERMINATED.

     NO GENERAL SOLICITATION WILL BE CONDUCTED AND NO OFFERING LITERATURE ADVERTISING IN WHATEVER FORM, OTHER THAN THE MATERIALS ACCOMPANYING THIS MEMORANDUM, WILL OR MAY BE EMPLOYED IN THIS OFFERING, WITH THE EXPRESS EXCEPTION OF ANNOUNCEMENTS OF THIS OFFERING WHICH ARE PERMISSIBLE PURSUANT TO APPLICABLE SECURITIES LAWS OF CERTAIN STATES, INCLUDING CALIFORNIA CORPORATIONS CODE
SECTION 25102(N). ALL SUPPLEMENTS, IF ANY, TO THE MATERIAL CONTAINED IN THIS MEMORANDUM WILL BE ATTACHED AS AN EXHIBIT HERETO. PROSPECTIVE INVESTORS SHOULD REVIEW THE MATERIAL CONTAINED IN THIS MEMORANDUM, THE SUBSCRIPTION BOOKLET AND THE INFORMATION CONTAINED IN ANY SUCH SUPPLEMENTS. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS MEMORANDUM, AND IF GIVEN OR MADE, PROSPECTIVE INVESTORS SHOULD NOT RELY UPON SUCH INFORMATION OR REPRESENTATIONS.

     THIS MEMORANDUM  CONTAINS SUMMARIES OF CERTAIN  DOCUMENTS,  WHICH SUMMARIES
ARE BELIEVED TO BE ACCURATE, BUT REFERENCE IS HEREBY MADE TO THE ACTUAL DOCUMENTS FOR COMPLETE INFORMATION CONCERNING THE RIGHTS AND OBLIGATIONS OF THE PARTIES THERETO. ALL SUCH SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY SUCH REFERENCE. COPIES OF CERTAIN SUCH DOCUMENTS, INCLUDING THE COMPANY'S ARTICLES OF INCORPORATION, AS AMENDED (THE "CHARTER") AND BYLAWS, ARE ATTACHED HERETO AS EXHIBITS AB AND AC, RESPECTIVELY. OTHER DOCUMENTS ARE AVAILABLE AT THE OFFICES OF THE COMPANY.

     DURING THE COURSE OF THIS OFFERING AND PRIOR TO SALE, EACH PROSPECTIVE INVESTOR AND HIS PURCHASER REPRESENTATIVE, IF ANY, ARE INVITED TO ASK QUESTIONS OF AND OBTAIN ADDITIONAL INFORMATION FROM THE COMPANY CONCERNING THE TERMS AND CONDITIONS OF THIS OFFERING, THE COMPANY AND ANY OTHER RELEVANT MATTERS. PROSPECTIVE INVESTORS AND PURCHASER REPRESENTATIVES HAVING QUESTIONS OR DESIRING ADDITIONAL INFORMATION SHOULD CONTACT THE COMPANY, 631-A CASS STREET, SUITE 181, MONTEREY, CALIFORNIA 93940-3113, ATTENTION: MS. JANICE M. DEMIANEW, PRESIDENT, OR BY TELEPHONE AT (800) 285-7188 OR BY FAX AT (831) 373-8417.

     THE DELIVERY OF THIS MEMORANDUM DOES NOT IMPLY THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

     THIS OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE CLOSING AND IS SPECIFICALLY MADE SUBJECT TO THE TERMS DESCRIBED IN THIS MEMORANDUM. THE COMPANY RESERVES THE RIGHT TO REJECT IN ITS SOLE DISCRETION ANY SUBSCRIPTION, IN WHOLE OR IN PART, OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE NUMBER OF SHARES SUBSCRIBED FOR BY SUCH PROSPECTIVE INVESTOR.

     THE SECURITIES OFFERED HEREBY WILL BE SOLD ONLY SUBJECT TO THE SUBSCRIPTION AGREEMENT INCLUDED IN THE SUBSCRIPTION BOOKLET ACCOMPANYING THIS MEMORANDUM, WHICH CONTAINS CERTAIN REPRESENTATIONS AND WARRANTIES OF THE OFFEREE, AND THE TERMS AND CONDITIONS OF THE INVESTMENT. EACH OFFEREE SHOULD CAREFULLY CONSIDER THE PROVISIONS OF THE SUBSCRIPTION AGREEMENT BEFORE SIGNING. IN THE EVENT OF ANY CONFLICT BETWEEN THE STATEMENTS IN THIS MEMORANDUM OR SUPPLEMENTS AND THE TERMS OF THE SUBSCRIPTION AGREEMENT, THE SUBSCRIPTION AGREEMENT SHALL CONTROL. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON ACCEPTANCE BY THE COMPANY.

     PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS MEMORANDUM AS LEGAL, TAX OR INVESTMENT ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS OWN COUNSEL, ACCOUNTANT AND BUSINESS ADVISOR AS TO LEGAL, TAX AND RELATED MATTERS CONCERNING AN INVESTMENT IN THE SECURITIES.

     INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT MAY BE PERMITTED TO DIRECTORS, OFFICERS OR OTHER PERSONS CONTROLLING THE COMPANY UNDER THE COMPANY'S CHARTER, THE COMPANY HAS BEEN INFORMED THAT IT IS THE OPINION OF THE SEC THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS THEREFORE UNENFORCEABLE.

               EACH POTENTIAL INVESTOR MUST READ THE NOTICE BELOW
               --------------------------------------------------
                           FOR THE STATE OF CALIFORNIA
                           ---------------------------


                              CALIFORNIA RESIDENTS
                              --------------------

     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN QUALIFIED UNDER THE CALIFORNIA CORPORATE SECURITIES ACT OF 1968, AS AMENDED, BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE NATURE OF THIS OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS SUBSEQUENTLY QUALIFIED UNDER THE CORPORATE SECURITIES ACT OF 1968, AS AMENDED, IF SUCH QUALIFICATION IS REQUIRED.

                                TABLE OF CONTENTS

        This Memorandum is composed of the sections and matters specified below.

         Section                                                         Page
         -------                                                         ----

SUMMARY OF THIS MEMORANDUM...................................................1
         This Offering.......................................................1
         Common Stock........................................................2
         The Company.........................................................2
         Risk Factors........................................................2
         Investor Suitability Standards......................................3

RISK FACTORS.................................................................4
         Limited Operating History...........................................4
         Dependence on Founder...............................................4
         Possible Difficulty in Raising Additional Equity Capital............4
         Risks of Rapid Growth...............................................4
         Possible Issuance of Additional Shares..............................4
         Restrictions on Transfer and Lack of Liquidity......................4
         Absence of Public Market............................................5
         Control by Existing Common Stockholders and Founder and
             Anti-Takeover Provisions........................................5
         Arbitrary Offering Price............................................5
         Substantial Dilution................................................5
         Dividends Not Likely................................................5
         Limited Financial Statements........................................5
         Introduction of New Products........................................5
         Competition.........................................................5
         Potential Product Liability.........................................6
         ERISA Considerations................................................6

DILUTION.....................................................................6

ESTIMATED USE OF PROCEEDS....................................................6

CAPITALIZATION...............................................................7

ARBITRARY SHARE VALUE........................................................7

THE COMPANY..................................................................8
         Litigation..........................................................8
         Principal Stockholders..............................................8
         Business............................................................8
         Market..............................................................8
         Competition.........................................................8

MANAGEMENT...................................................................9
         Directors and Executive Officers....................................9
         Management Compensation.............................................9
         Indemnification and Exclusion of Liability of Directors
           and Officers.....................................................10
         Certain Transactions...............................................10

THIS OFFERING...............................................................10
         Description of this Offering.......................................10
         Instructions for Investing.........................................10
         Plan of Distribution and Closing...................................11
         Handling of Sale Proceeds and Distributions of Share
           Certificates.....................................................11
         Investor Suitability Standards.....................................11

CONFLICTS OF INTEREST.......................................................12

DESCRIPTION OF CAPITAL STOCK................................................12
         Common Stock.......................................................12
         Certain Provisions of Nevada Law...................................12
         Limitation of Liability............................................13

INCOME TAX CONSIDERATIONS...................................................13

ERISA MATTERS...............................................................13

LEGAL MATTERS...............................................................14

EXPERTS.....................................................................14

AVAILABLE INFORMATION......................................................14

EXHIBIT A  - SELECTED FINANCIAL INFORMATION...............................A-1

EXHIBIT B  - CHARTER......................................................B-1

EXHIBIT C  - BYLAWS.......................................................C-1

                         SUMMARY OF THIS MEMORANDUM

     The following summary information is qualified its entirety and should be read in conjunction with the more detailed information and Financial Statements appearing as Exhibit AA@ to this Memorandum. This summary includes certain statements, estimates and projections provided by the Company with respect to the anticipated future performance of the Company. Such statements, estimates and projections reflect assumptions concerning anticipated results, which assumptions may not prove to be correct. No representations are made as to the accuracy of such statements, estimates or projections. The only information that will have any legal effect will be that specifically represented in a definitive subscription agreement signed by an investor; in no event will such definitive subscription agreement contain any representation of any kind whatsoever as to the Company projections, or the accuracy or completeness of this Memorandum.


     This Offering. The Company was incorporated on April 14, 1998. The Company's Charter was amended on July 23, 1998. Its principal place of business is 631 Cass Street, Suite 181-A, Monterey, California 93940-3113. The Company's telephone number is (800) 285-7188. The Company is offering to sell, on a "best efforts" basis, up to 1,200,000 Shares of voting, participating Common Stock described in this Memorandum. This Offering is not contingent upon subscriptions being received for any minimum amount of Shares. Each investor in the Shares is not required to purchase any minimum amount of Shares. This Offering is summarized in the chart below:

Securities Offered......................... 1,200,000 Shares, consisting of one
                                            Share of voting, participating
                                            Common Stock.

Offering Price.............................  $.10 per Share
Securities Outstanding (1):
     Prior to this Offering:
          Common Stock.....................  15,285,000 Shares
          Preferred Stock..................  0 Shares
     After this Offering:
          Common Stock.....................  16,485,000 Shares
          Preferred Stock..................  0 Shares See "Description of
                                             Capital Stock"

Estimated Net Proceeds of this Offering (2)  $120,000

Use of Proceeds . . . . . . . . . . . . . .  The gross  proceeds to the  Company from the sale of the Shares offered
                                             hereby (after payment of any broker
                                             -dealer commissions but before
                                             certain expenses like legal fees
                                             payable by the Company in
                                             connection with the Company's
                                             organizational expenses and this
                                             Offering) shall consist only of
                                             cash and are estimated  to be
                                             $120,000.  The Company intends that
                                             it shall use the  net  proceeds  of
                                             this Offering during the six (6)
                                             month period following the closing
                                             date of this Offering in order to
                                             satisfy operating expenses. See
                                             "Use of Proceeds."
--------------------

(1) Does not include 100,000 shares of Common Stock reserved for issuance to an employee, Diane S. Button, for past services rendered to the Company. See "Management -- Compensation."

(2) After deducting estimated expenses of this Offering, including printing costs, filing fees, advisors' fees, attorneys' fees, accountants' fees, and other similar expenses, and assuming that 0 percent of this Offering is sold through NASD broker-dealers who could receive a commission of up to 10 percent. See "Use of Proceeds."

August 10, 1998                                         Internet Food Co., Inc.
                                      Confidential Private Placement Memorandum

Common Stock

Dividends ...................The holders of Shares shall be entitled to receive dividends when, as and if the board of directors of the Company so determines. Any dividend may be payable in a proportionate amount of shares of Common Stock. The declaration of dividends for Common Stock is discretionary, not mandatory, with the Company's board of directors.


Redemption ..................The Shares are not subject to discretionary redemption by the Company.


Voting Rights ...............Holders of the Shares have voting rights and powers equal to the rights and powers of other holders of Common Stock, as well as the right to notice of all stockholders' meetings. A vote of 51 percent of the holders of Common Stock is required to amend the Company's Charter. As a class, the holders of the Shares purchased pursuant to this Offering shall own, as a group, approximately seven percent of the Company's issued and outstanding stock, assuming that this Offering is fully subscribed.


     The Company. The Company is a Nevada corporation, which intends to solicit and market Monterey and other Central California specialty food and wine products, gift packages and gift boxes on the worldwide internet. Specifically, the Company intends to offer to online consumers specialty food products primarily from Monterey County, including clam chowders, salsas, Monterey Jack cheeses, garlic mustards, and wines. The Company shall depend upon third party manufacturers in order to manufacture, deliver and/or drop ship the products to buyers.

     Risk Factors. An investment in the Shares offered hereby is very speculative and involves a high degree of risk. Prospective investors should carefully consider the matters discussed in this Memorandum under "Risk Factors" prior to any investment in the Company. Some of the significant risk factors include:

          The Company is in its initial phase of development, has no significant assets, and has no meaningful operating history. Dependence of the Company on one key management employee, Ms. Janice M. Demianew (the "Founder"), and the possibility that the Company will not be able to attract or retain key personnel.

          The Company may be unable to raise sufficient additional equity capital to further pursue development of its products and its internet customer base.

          Risks associated with investment in a newly-formed company which anticipates a rapid period of growth.

          The Company has issued stock to the Founder, for no cash consideration, and may issue additional shares of Common or Preferred Stock in the future, resulting in a dilution in the book value per Share of the Shares purchased by investors in this Offering.

          Despite the intent of the Company's management, the possibility exists that none of the Company's shares may ever be publicly-traded, including the Shares purchased in this offering, thereby lowering the expected return on the investors' investment in the Shares.

August 10, 1998                                         Internet Food Co., Inc.
                                      Confidential Private Placement Memorandum

          The price at which the Shares are offered hereby has been set arbitrarily by management, and has no relationship to the book value per share, current earnings of the Company, or other generally accepted measurements of value.

          Even if this Offering is fully subscribed, the Company may not have sufficient funds to support its ongoing operations beyond the next 12 months, hence requiring the Company to obtain additional financing in the future, which financing may not be available on acceptable terms, if at all.

          The Company does not presently intend to pay dividends for the foreseeable future, but intends to retain all earnings, if any, for use to meet the Company's operating expenses and growth strategy.

          The Company's financial statements are limited to the balance sheet attached hereto as Exhibit "A".

     Investor Suitability Standards. This Offering is limited only to investors who qualify as "accredited investors" as defined under Regulation D, Rules 501 through 508, promulgated by the SEC, or unaccredited investors who, either alone or with their purchaser representative(s), have such knowledge and experience in financial and business matters that they are sufficiently capable of evaluating the merits and risks of the proposed investment in the Shares. An "accredited investor" is an investor who, together with his or her spouse, has a net worth of at least $1,000,000 or had an annual income (exclusive of that of his or her spouse) in excess of $200,000 in each of the last two years and reasonably expects an income (exclusive of that of his or her spouse) in excess of $200,000 in the current year. For those investing as husband and wife as accredited investors, their joint annual income must exceed $300,000 in each of those years with a reasonable expectation of $300,000 income in the current year. Suitability standards for investors other than natural persons (entities such as corporations, partnerships and trusts) are more complex. In addition, certain other entities may also be deemed to be accredited but, in most cases, only if every owner of a beneficial interest in such an entity satisfies one or more of the standards above.

     Prior to acceptance of a subscription, each prospective investor will be required to demonstrate to the satisfaction of the Company, in writing, in the Subscription Agreement and Questionnaire contained in the Subscription Booklet which is enclosed with this Memorandum, that the prospective purchaser is either an accredited investor or otherwise satisfies the suitability standards established by the Company herein for unaccredited investors. Failure to complete and execute these attached documents will result in the subscription being rejected.

     Representations regarding accreditation or suitability will be reviewed to determine the status of each prospective investor, and the Company expressly reserves the right to refuse a subscription if, in its sole discretion, it believes the prospective investor does not meet the applicable accreditation or suitability requirements or that the Shares are otherwise an unsuitable investment for the prospective investor.

     The Common Stock which comprise the Shares are subject to substantial restrictions on resale pursuant to the Securities Act and Regulation D, Rules 501 through 508 promulgated thereunder, the laws of the various states in which the Shares are offered, as well as the Company's Charter. Specifically, the securities offered herein may not be resold without being registered under both the Securities Act and qualified under the state securities laws of the various states in which the Shares are sold, or pursuant to an exemption from such registration and qualification. An investment in the Shares is recommended only for those persons who are sophisticated in financial and business matters, can withstand a complete loss of their investment, and have no need for the immediate return of their investment.

August 10, 1998                                         Internet Food Co., Inc.
                                      Confidential Private Placement Memorandum

                                  RISK FACTORS

     AN INVESTMENT IN THE SHARES OF THE COMPANY INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE REGARDED AS HIGHLY SPECULATIVE. AS A RESULT, THE PURCHASE OF THE SHARES SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD A LOSS OF THEIR
ENTIRE INVESTMENT. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS MEMORANDUM, PROSPECTIVE PURCHASERS SHOULD CAREFULLY CONSIDER THE FOLLOWING:

     Limited Operating History. The Company is newly-organized, in its initial stage of development, lacks a meaningful prior operating history, and is entirely dependent upon the proceeds of this Offering in order to implement its business plans. As of June 30, 1998 the Company had no working capital or accumulated deficit. The Company has no material tangible assets. Accordingly, an investment in the Shares is highly speculative and is only a suitable investment for an investor who recognizes the high risks involved, has no need for liquidity in the investment and who can afford a total loss of his investment. There is no assurance that the Company's business strategy will be successful, or that additional capital will not be required to continue its business operations.

     Dependence on Founder. The Company is highly dependent on the services of its Founder, Ms. Janice M. Demianew, who is the President, Chief Executive Officer and Chairman of the Company. The loss of her services would have a materially adverse impact on the Company. The Company does not currently maintain any key man life insurance policy with respect to the Founder.

     Possible Difficulty in Raising Additional Equity Capital. There is no assurance that the Company will be able to raise additional equity capital in an amount which is sufficient to continue operations after the proceeds of this Offering have been used. Although the Company believes that the net proceeds of the Offering will fund its general working capital for not less than 12 months, there can be no assurance that the Company will have sufficient funds to support ongoing operations. In the event the Company requires additional financing, the Company will seek such financing through bank borrowing, debt or other equity financing, corporate partnerships or otherwise. There can be no assurance that such financing will be available to the Company on acceptable terms, if at all. The Company does not presently have a credit line available with any lending institution. Any additional equity financing may involve the sale of additional shares of the Company's Common Stock or Preferred Stock on terms that have not yet been established. These terms may be more favorable than those contained herein. Any future sales of securities would necessarily result in dilution to the investors of this Offering.

     Risks of Rapid Growth. The Company, which is newly-formed, anticipates a period of rapid growth which may place strains upon the Company's management and operational resources. The Company's ability to manage growth effectively will require the Company to successfully integrate its business and administrative operations into one dynamic management structure.

     Possible Issuance of Additional Shares. The Company has authorized shares of Common Stock. The Company presently has outstanding 15,285,000 shares of Common Stock, the only class of stock of the Company for which shares have been previously issued. At the commencement of this Offering, the Company will have authorized, but unissued, 50,000,000 shares of Common Stock. The Company has 100,000 shares of Common Stock reserved for issuance to Ms. Diane S. Button, an employee, for past services rendered to the Company. See "Description of Capital Stock." This leaves a balance of 33,415,000 shares of the 50,000,000 authorized shares of Common Stock available for future issuance. The Company may issue shares of Common Stock beyond those already issued for cash, services, or as further employee incentives. To the extent that additional shares of Common Stock are issued, the percentage of the Company's issued and outstanding shares of Common Stock underlying the Shares shall be increased and the issuance may cause additional dilution in the book value per share of the underlying Common Stock. See "Description of Capital Stock."

     Restrictions on Transfer and Lack of Liquidity. No registration statement under the Securities Act has been or is intended to be filed with respect to the Shares. The Common Stock may not be sold or transferred by holders thereof

August 10, 1998                                         Internet Food Co., Inc.
                                      Confidential Private Placement Memorandum
unless such a registration statement is subsequently filed and declared effective under the Securities Act or unless an exemption from such registration is available. There is no public or other market for the Shares or for any securities issued by the Company, nor is such a market likely to develop in the foreseeable future. Accordingly, as long as the Company remains privately-held, an investor may be required to hold the Shares for an indeterminate time and may never be able to liquidate his or her investment.

     Absence of Public Market. No assurance can be given that the Company will operate ever in such a manner as to enable the Company to successfully complete an initial public offering of any classes of its shares ("IPO"). Failure to have an IPO may substantially reduce the resources of the Company available for business development, as well as the net earnings available for distribution to the Company's stockholders.

     Control by Existing Common Stockholders and Founder and Anti-Takeover Provisions. Following consummation of this Offering, the Founder and Ms. Diane
S. Button will own between approximately 73 percent of the outstanding voting shares of the Company, assuming a fully subscribed Offering. Accordingly, the Founder will have the ability to control the election of the Company's directors and most other stockholders' actions. The Company's Charter (attached hereto as Exhibit AB@) currently allows any action required or permitted to be taken by stockholders of the Company to be authorized at a duly-called annual or special meeting of the stockholders or by any majority consent in writing. The Bylaws (which are attached hereto as Exhibit "C") currently provide that special meetings of the stockholders of the Company may be called only by the board of directors, the Chairman or the President. The Charter provisions and Bylaws, whether or not amended, may discourage certain types of transactions involving an actual or potential change in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then-current market prices, and may limit the ability of the stockholders to approve transactions that they may deem to be in their best interests. The board of directors has the authority to fix the rights and preferences of, and to issue, shares of Preferred Stock, which may have the effect of delaying or preventing a change in control of the Company without action by the stockholders. See ACertain Provisions of Nevada Law.@

     Arbitrary Offering Price. The price at which the Shares are offered hereby has been arbitrarily set by the Company's management, and has no relationship to the book value per share, current earnings of the Company, or other generally accepted measurement of value.

     Substantial Dilution. Purchasers of the Shares offered hereby may suffer an immediate and substantial dilution in net tangible book value of their Shares. See "Dilution."

     Dividends Not Likely. No dividends on this Company's Common Stock have been declared or paid by the Company, to date. The Company does not presently intend to pay dividends on its shares for the foreseeable future, but intends to retain all earnings, if any, for use in the Company's business. There can be no assurance that dividends will ever be paid on the Common Stock. Investors who anticipate the need for dividends from their investment in the Company should not purchase the Shares offered hereby.

     Limited Financial Statements. The Company's financial statements are limited to the balance sheet and notes attached hereto as Exhibit "A".

     Introduction of New Products by Specialty Food Suppliers and Market Acceptance. The Company=s long-term operating results depend substantially upon its food suppliers= ability to continue to conceive of, design and market new specialty food products and upon continuing market acceptance of its suppliers= existing and future specialty food products. In the ordinary course of their businesses, the Company=s suppliers regularly develop new specialty food products and create additions to their existing food product lines. Significant delays by the Companys= specialty food suppliers in the introduction of, or their failure to introduce or market, new products or additions to their respective product lines could impair the Company=s results of operations. The specialty food consumer markets are affected by changing consumer tastes and interests, which are difficult to predict and over which the Company=s suppliers

August 10, 1998                                         Internet Food Co., Inc.
                                      Confidential Private Placement Memorandum
and the Company have little, if any, control. These products in any event have limited life cycles and may be discontinued by the suppliers at any time. Accordingly, there can be no assurance that existing or future specialty food products of the Company=s food suppliers will maintain or receive substantial market acceptance. In addition, the Company=s profitability will also depend on the strength of the U.S. and worldwide economies which can affect consumers= spending habits on such items as specialty foods. Any downturn in the U.S. or worldwide economy could have a material adverse effect on the Company=s business, financial condition and results of operations.

     Competition. The Company faces significant competition in each of its specialty food product segments. The Company believes that the basis of competition in specialty food products is price, quality and the ability to produce in required volumes and to timely meet delivery schedules. The Company expects increased competition from other industry participants that may seek to enter one or more of the Company=s high margin specialty food product segments. Many of the Company=s existing and potential competitors have significantly greater financial, technical, production, and marketing resources than the Company.

     Potential Product Liability. The Company is engaged in business that could result in possible claims for injury or damage resulting from its specialty food products. The Company is not currently, nor has it been in the past, a defendant in any product liability lawsuit. The Company does not maintain product liability insurance. A successful claim brought against the Company by a customer of the Company or a consumer and the adverse publicity that could accompany any harm caused to a consumer by a specialty food product sold by the Company could have a material adverse effect on the Company's business, financial condition or results of operations.

     ERISA Considerations. In considering an investment in the Shares on behalf of a pension or profit-sharing plan (including a Keogh plan and an IRA) or a welfare benefit plan, the plan fiduciary should consider, among other things, the following matters under the Employment Retirement Income Security Act of 1974, as amended ("ERISA"): whether the investment in the Shares (i) is permissible under the documents and instruments governing the plan; (ii)
satisfies the diversification requirements of ERISA; (iii) is prudent considering all of the facts and circumstances, including the fact that there will not be any public market for the disposition of the Shares; (iv) is solely made in the interest of the participants in the plan; and (v) could result in, or cause, a prohibited transaction.

                                    DILUTION

     Dilution is a reduction in the net tangible book value of a purchaser=s investment measured by the difference between the purchase price and the net tangible book value of the Shares after the purchase takes place. The net tangible book value of Common Stock is equal to stockholders= equity applicable to the Common Stock outstanding. As a result of such dilution, in the event the Company is liquidated, a purchaser of Shares may receive less than his initial investment and a holder of stock prior to this Offering may receive more.

     The net tangible book value of the Company=s Common Stock as of June 30, 1998 was $0.00, or $.00 per share. After giving effect to the receipt of the estimated gross proceeds of $120,000 from the sale by the Company of 1,200,000 shares of Common Stock, the pro forma net tangible book value would be $120,000 or $0.07 per share of Common Stock. This represents an immediate increase in net tangible book value of $0.07 per share of Common Stock to existing holders of Common Stock from the proceeds of this Offering and substantial dilution to the new investors (i.e., the difference between the assumed initial offering price of $0.10 per Share of Common Stock and the pro forma net tangible book value per Share) of $0.03 per Share of Common Stock.

August 10, 1998                                         Internet Food Co., Inc.
                                      Confidential Private Placement Memorandum

                            ESTIMATED USE OF PROCEEDS

     The gross proceeds of this Offering are estimated to be $120,000 assuming that this Offering is fully subscribed.

             The following table sets forth the information concerning the estimated use of proceeds of this Offering. Prospective investors should note that such figures are estimates only. No assurance can be given that the proceeds will be used by the Company as set forth in the following table.

--------------------------------------------------------------------------------
Gross Amount of Proceeds:            $120,000                          100%
--------------------------------------------------------------------------------
Working Capital                        5,500                            4.5
--------------------------------------------------------------------------------
Accounting                             3,000                            2.5
--------------------------------------------------------------------------------
Legal                                  7,500                             6
--------------------------------------------------------------------------------
Consulting Financial Fees             20,000                             17
--------------------------------------------------------------------------------
Offering Related Costs                 3,000                            2.5
--------------------------------------------------------------------------------
Names Purchase                        20,000                             17
--------------------------------------------------------------------------------
Consulting Sales Fees                 20,000                             17
--------------------------------------------------------------------------------
Inventory                             21,000                             17
--------------------------------------------------------------------------------
Product Development                    5,000                              4
--------------------------------------------------------------------------------
Advertising                           12,000                             10
--------------------------------------------------------------------------------
Labeling                               3,000                            2.5
--------------------------------------------------------------------------------
 Total:                              $120,000                           100%
--------------------------------------------------------------------------------

     Any excess or shortfall of funds allocated to any categories of use of proceeds over the actual expenditures for such coverage of use of proceeds shall serve to increase or decrease working capital, as the case may be.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company at June 30, 1998. The table should be read in conjunction with the Financial Statements and notes thereto appearing as Exhibit AA@ hereto.

                             June 30, 1998             As Adjusted
                             -------------             -----------

   Long-Term Debt             $        0                 $        0
   Common Stock               ----------
                              ----------
   Total Stockholders'
     Equity                   ----------

   Total Capitalization       $----------                $


                              ARBITRARY SHARE VALUE

     The value of the Shares has been established at $.10 per Share. This price been determined solely by the Company and is based upon certain factors considered relevant by the Company including, without limitation, management's estimation of the business potential and earnings prospects of the Company. This offering price does not necessarily reflect the fair market value of the Shares.

August 10, 1998                                         Internet Food Co., Inc.
                                      Confidential Private Placement Memorandum

                                   THE COMPANY

Business

     The Company will solicit customers on the internet by featuring specialty food and wine products from Monterey County, including some of its surrounding areas. The regions of central and northern California are identified throughout the world for their picturesque beauty and the quality of the products which they make. The products offered by the Company are all of high quality from California, including products from Monterey like clam chowder, wines from Monterey Peninsula and Napa Valley, sardines, crackers, salsa, garlic products from Gilroy, hand-rolled Monterey Jack Cheeses, stuffed olives, mustards, candies, cookies and salamis. Along with specialty foods, the Company will also offer a variety of gift packages and baskets.

     Management believes that the Company will be able to exploit its specialty food products on the internet and capture a significant percentage of this estimated 47 billion dollar consumer market by the year 2000. The Company eventually intends to produce a catalog of specialty food products available to all internet customers.

Litigation

     The Company is not presently a party to any litigation nor, to the knowledge of management, is any litigation threatened.

Principal Stockholders

     The following table sets forth information regarding the beneficial ownership of the shares of the Common Stock (the only class of shares previously issued by the Company) as of June 30, 1998 by (I) each person known by the Company to be the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock, (ii) each director of the Company, (iii) the executive officers of the Company, and (iv) by all directors and executive officers of the Company as a group, prior to and upon completion of this Offering. Each person named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by such person.

                    Name and Address    Shares of                Percent Before      Percent After
Title of Class      of Beneficial       Owner Common Stock       Offering            Offering
Common              Janice M. Demianew  12,000,000               79%                 73%
Common              Diane S. Button      3,100,000               19%                 18%
As a Group                              15,100,000               98%                 91%

Market

     The specialty foods market is forecast to reach sales of over 47 billion dollars by the year 2000, according to the National Association of Specialty Foods Trade, Inc. (NASFT). The internet is widely recognized as the critical tool of the future to market most retail products, including goods, to consumers and businesses. In the area of gift giving, for example, 55 percent of flowers sold on 1-800-FLOWERS came via online the web in 1996. The estimated amount spent by end-users on the internet on internet products in 1996 was 19 billion dollars, while the estimated number of e-mail messages that will be sent in the year 2000 is 6.9 trillion.

Competition

     Stores carry specialty food products with limited space which are provided primarily by national and regional chains food stores. Management believes that currently there are no companies offering specialty food items from the Monterey, Salinas and Carmel Counties on the internet.

August 10, 1998                                         Internet Food Co., Inc.
                                      Confidential Private Placement Memorandum

                                   MANAGEMENT

     The management of the Company is fully committed to producing strong and diverse financial results; concentrating on increase sales revenues and profits; building a strong focused team of employees; and planning thoroughly before committing Company resources.

Directors and Executive Officers

--------------------------------------------------------------------------------
Name                               Position
--------------------------------------------------------------------------------
Janice M. Demianew                 President, Chairman of the Board of Directors
--------------------------------------------------------------------------------
Diane Button                       Secretary, Treasurer and Director
--------------------------------------------------------------------------------
Melissa De Anzo                    Director
--------------------------------------------------------------------------------

     The Directors named above will serve until the first annual meeting of the Company=s stockholders. Thereafter, Directors will be elected for one-year terms at the annual stockholders= meeting. Officers will hold their positions at the appointment of the board of directors.

     The following is a biographical summary of the experience of the directors and officers of the Company:

     Janice M. Demianew, 51, is the President, Chief Executive Officer and Chairman of the board of directors. Ms. Demianew is also currently operations manager for Monterey Ventures, Inc., an investment banking firm, and has over 20 years of experience in the legal field, having worked as legal assistant/secretary for sole practitioners and law firms such as Brobeck, Phleger & Harrison in San Francisco and San Diego. She has substantial accounting and business experience, including with computers, word processing, and public relations.

     Diane Button, 49, is the Secretary, Treasurer and a Director of the Company. Prior to joining the Company, she held the position of vice president of California Seasons, Inc. in its commercial and wholesale division. In such capacity Ms. Button established the policies and procedures for the wholesale distribution of the company=s gourmet and specialty foods products. From 9-89 to 3-97, Ms. Button worked for the Viad Corp. (formally The Dial Corp) in the law, tax and shareholders= services department. She was primarily responsible for communications with shareholders, registered representatives and transfer agents. Ms. Button also assisted with quarterly and annual reports, shareholder, proxies, annual meetings participation, and the Company=s dividend reinvestment program. From 8-84 to4-88, Ms. Button worked in the controller=s department for Appleland Fruit Sales, Inc., a wholesale food distribution company, where she also assisted in the international and domestic sales department.

     Melissa De Anzo, 35, is a Director of the Company. Ms. DeAnzo is a consultant that specializes in providing bookkeeping, accounts receivable and accounts payable services. She also provides assistance in audit and tax preparation. Ms. DeAnzo=s primary focus is on marketing small businesses which have needs that would otherwise be more costly for smaller entrepreneurs. From 1993 until present, Ms. DeAnzo gained her experience with employment with major corporations, including Lawrence Paper Company and Household Credit Services.

Management Compensation

     The board of directors has not yet adopted a salary compensation structure for the directors and officers of the Company. It is intended that the President

August 10, 1998                                         Internet Food Co., Inc.
                                      Confidential Private Placement Memorandum
and Vice-President will receive a modest salary per month for the next six months at which time the financial condition of the Company will dictate the compensation of officers and directors. The Company shall reimburse its officers and directors for any reasonable out-of pocket expenses incurred on behalf of the Company. The Company does not have any pension, profit-sharing, stock bonus, or other benefit plans. Such plans may be adopted in the future at the discretion of the Board of Directors.

     The Board of Directors has authorized the issuance of 100,000 shares to an employee of the Company, Ms. Diane S. Button, for past services rendered to the Company.

Indemnification and Exclusion of Liability of Directors and Officers

     So far as permitted by the Nevada Business Corporation Act, the Company=s Charter provides that the Company will indemnify its directors and officers against expenses and liabilities they may incur and defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been directors or officers of the Company unless, in such action, they are adjudged to have acted with gross negligence or to have engaged in willful misconduct. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, (collectively, the AActs@) may be permitted to directors, officers or controlling persons pursuant to foregoing provisions, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Acts and is, therefore, unenforceable.

Certain Transactions

     The Company has retained the services of Monterey Ventures, Inc. (AMVI@), a private investment banking firm that specializes in assisting companies with capital growth services. The Company has executed an Investment Banking Agreement that requires MVI to provide guidance and consultation to the Company, primarily in the areas of preparing this Memorandum, structuring the Company=s corporate finances, and engineering the Company=s public market development. The Company will pay a cash fee of $20,000 as compensation for services to be rendered by MVI. Pursuant to this Investment Banking Agreement, the Company has also agreed to issue a warrant to MVI that will allow MVI to purchase up to 200,000 shares of the Company=s Common Stock at an exercise price of $0.01 per share.


                                  THIS OFFERING

Description of this Offering

     The  Company  is  offering  to  sell   concurrently   1,200,000  Shares  of
participating voting Common Stock to investors who meet the suitability standards contained in this Memorandum.

     The Shares will be offered and sold primarily by the Company, and certain of its officers, directors, stockholders and employees.

Instructions for Investing

     Prospective investors may request to subscribe for the Shares by remitting payment of the purchase price for the Shares subscribed, in the form of a cashier's check or money order, payable to AInternet Food Co., Inc.", 631 Cass Street., Suite 181-A, Monterey, California 93940, Attention: Ms. Janice M. Demianew, President. In addition, each prospective investor must complete, execute and deliver to the Company, together with payment, the following:

     1. A Subscription Agreement and Prospective Investor Questionnaire, including the information necessary to determine whether the prospective investor is qualified to be an investor, and evidencing certain representations and warranties by the investor relating to the investor's subscription.

August 10, 1998                                         Internet Food Co., Inc.
                                      Confidential Private Placement Memorandum

     2. Investors who wish to invest by means of an IRA, Keogh, or other pension plan must have the pension plan's trustee complete the Subscription Agreement and related documents.

     The Company shall determine, in accordance with the investor suitability standards set forth herein, whether prospective investors may subscribe to purchase the Shares offered hereby. The Company in its sole and absolute discretion may accept or reject subscriptions, in whole or in part (even from investors who meet the suitability requirements).

     Subscriptions are not binding until accepted or rejected, in whole or in part, by the Company, which reserves the right to reject, in whole or in part, any subscription in its sole and absolute discretion. The Company shall notify each subscriber of any such determination not later than 10 days after receiving the executed subscription agreement. If the Company does not accept a subscription, in whole or in part, whether because of the nonsuitability of a prospective investor or any other reason, refund of the subscription amount shall be made to the subscriber as described below under "The Offering -- Handling of Sale Proceeds and Distribution of Share Certificates."

Plan of Distribution and Closing

     No escrow exists for the Shares. The Company reserves the right, in its sole and absolute discretion, to reject any subscription, in whole or in part, for any reason whatsoever. The Company, in its sole and absolute discretion, may elect to accept subscriptions for a lesser amount than is subscribed for by any person. This Offering may be withdrawn, canceled, modified or terminated by the Company in its sole and absolute discretion.

     Except as set forth below, this Offering will terminate at 5:00 p.m. (Pacific Daylight Time) on December 31, 1998 (which date may be extended), or the date of receipt by the Company of payment and executed subscriptions from acceptable prospective investors for a fully subscribed offering, whichever is sooner. The final closing will be held within five days of December 31, 1998, or such other date as the Company may determine in its sole and absolute discretion (the "Closing Date").

Handling of Sale Proceeds and Distributions of Share Certificates

     Until acceptance of subscriptions for the Shares, subscription proceeds will be held by the Company. Once accepted, subscription proceeds shall immediately be executed upon by the Company, without escrow, for its use.

     Any subscription funds refunded by the Company will be mailed promptly to the subscriber. Following any repayment of subscription funds, the Company will have no further liability to any subscriber.

     Certificates for Shares of the Common Stock offered hereby, which are duly subscribed and paid for, will be issued as soon as practicable after acceptance of the subscription (if and when the same shall occur).

Investor Suitability Standards

     THE SUITABILITY STANDARDS DISCUSSED HEREIN REPRESENT MINIMUM SUITABILITY STANDARDS FOR PROSPECTIVE INVESTORS. EACH PROSPECTIVE INVESTOR SHOULD DETERMINE WHETHER THIS INVESTMENT IS APPROPRIATE FOR SUCH INVESTOR.

     The Shares offered hereby are neither registered under the Securities Act nor registered or qualified under any state securities laws, and are being offered pursuant to exemptions from the registration and qualification requirements thereof. Accordingly, the Company will offer and sell the Shares only to investors who, in the sole judgment of the Company, satisfy the stringent standards of suitability set forth herein.

     Investment in the Shares is only suitable for persons who have adequate means of providing for their current needs and personal contingencies and have no need for liquidity in such an investment.

August 10, 1998                                         Internet Food Co., Inc.
                                      Confidential Private Placement Memorandum

     Prior to the purchase of any of the Shares, each prospective unaccredited investor, or the partners or beneficiaries, as the case may be, of a purchasing entity that is an IRA, Keogh Plan, trust or partnership, will be required to represent (directly or through his purchaser representative), among other things, that he meets each of the following requirements: (I) he has the requisite knowledge and experience in financial, business or investment matters to evaluate the merits and risks of the investment so as to be able to protect his own interests; (ii) he is acquiring the Shares for investment and not with a view to resale or distribution thereof; and (iii) he has the ability to bear the economic risks of investing in the Shares.

     Sales  will be  made  only  to  persons  or  entities  who are  "accredited investors" as that term is defined in Securities Act Rule 501(a) and unaccredited investors who satisfy the suitability requirements set forth in this Memorandum. Accredited investors include: (I) any director or executive officer of the Company; (ii) any natural person whose individual net worth or joint net worth with that person's spouse exceeds $1,000,000; (iii) any natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with that person's spouse in excess of $300,000 in each of those years and who reasonably expects the same income level in the current year; (iv) any organization described in Section 501(c)(3) of the Code (i.e., tax exempt entities), any corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000; (v) any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchases are directed by a sophisticated person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment; (vi) any employee benefit plan within the meaning of Title I of ERISA if (a) the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, (b) the employee benefit plan has total assets in excess of $5,000,000 or (c) if a self-directed plan, with investment decisions made solely by persons that are accredited investors; and (vii) any entity in which all of the equity owners are accredited investors.

                              CONFLICTS OF INTEREST

     There is generally no limitation on the right of the Founder, or the other executives or directors of the Company, to engage in business or to render any services of any kind to any entity other than the Company. The Founder may be subject to conflicts of interest arising out of her relationship with the Company and with other entities engaged in specialty food retailing, marketing, or distribution activities, some of which entities may be in competition with the Company. The Founder may sponsor food programs that are competitive with the Company.

                          DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock. All of the issued and outstanding capital stock of the Company is fully paid and nonassessable. The following summary descriptions of the Company's Common Stock is qualified in its entirety by reference to the Company's Charter which is attached hereto as Exhibit AB. "See Available Information."

Common Stock

     Holders of Common Stock are entitled to one vote for each share held on matters submitted to a vote of stockholders. Under California law, the Company is subject to California Corporations Code section 2115 as a Aquasi-California@ corporation, and hence there is cumulative voting of directors. Holders of Common Stock are entitled to receive ratably any dividends that may be declared by the Board of Directors of the Company out of legally available funds. Upon the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive ratably the net assets of the Company after payment of all debts and liabilities and liquidation preferences of any outstanding shares of Preferred Stock. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights.

August 10, 1998                                         Internet Food Co., Inc.
                                      Confidential Private Placement Memorandum

Certain Provisions of Nevada Law

     The Company is a Nevada corporation and is subject to certain anti-takeover provisions of the Nevada Revised Statutes (ANRS@).

     Nevada's  Combination with Interested  Stockholders  Statute,@ NRS Sections
78.411 through 78.444 (the ACombination with Interested Stockholders Statute@), prohibits an Ainterested stockholder,@ under certain circumstances, from entering into a Acombination@ with a Nevada corporation, unless certain conditions are met. A Acombination@ includes (a) any merger with an Ainterested stockholder,@ or any other corporation which is or after the merger would be, an affiliate or associate of the interested stockholder, (b) certain sales, leases, exchanges, mortgages, pledges, transfers or other dispositions of assets, in one transaction or a series of transactions, to or with an Ainterested stockholder,@
(c) any issuance or transfer of shares of the corporation or its subsidiaries, to the Ainterested stockholder,@ having any aggregate market value equal to 5 percent or more of the aggregate market value of al the outstanding shares of the corporation, (d) the adoption of any plan or proposal or the liquidation or dissolution of the corporation proposed by the Ainterested stockholder,@ (e) certain transactions which would result in increasing the proportionate share of shares of the corporation owned by the Ainterested stockholder,@ or (f) the receipt of benefits by an interested stockholder, except proportionately as a stockholder, of any loans, advances or other financial benefits provided by the corporation. An Ainterested stockholder@ is a person who, together with affiliates and associates, beneficially owns (or within the prior three years, did beneficially own) 10 percent or more of the corporation=s voting stock. A corporation to which the statute applies may not engage in a Acombination@ within three years after the interested stockholder acquired its shares, unless the combination or the interested stockholder=s acquisition of shares was approved by the board of directors before the interested stockholder acquired the shares. Generally, the combination may be consummated after the three-year period expires if either (i) the board of directors of the corporation approved, prior to such person becoming an interested stockholder, the combination or the purchase of shares by the interested stockholder or (ii) the combination is approved by the affirmative vote of holders of a majority of voting power not beneficially owned by the interested stockholder at a meeting called no earlier than three years after the date the interested stockholder became an interested director.

     Nevada's  Control Share  Acquisition  Statute,@ NRS Sections 78.378 through
78.3793 (the AControl Share Acquisition Statute@), prohibits an acquirer, under certain circumstances, from voting shares of a target corporation=s stock after crossing certain threshold ownership percentages, unless the acquirer obtains the approval of the target corporation=s stockholders. The Control Share Acquisition Statute only applies to Nevada corporations that do business directly or indirectly in Nevada. The Company does not intend to Ado business@ in Nevada within the meaning of the Control Share Acquisition Statute. Therefore, it is unlikely that the Control Share Acquisition Statute will apply to the Company.

Limitation of Liability

     The NRS provides that a Nevada corporation may include in its articles of incorporation a provision indemnifying officers, directors, employees and agents against expenses, including attorney=s fees, judgment, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with the suit, action or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and with respect to any criminal action or proceeding had no reasonable basis to conclude that his or her conduct was unlawful. A Nevada corporation may also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by reason of the fact that such person was an officer, director, employee or agent of the corporation if such person acted in good faith and in a manner which he or she believed to be in the best interests of the corporation.

     To the fullest extent allowable under NRS, the Company's Articles and Bylaws provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit whether criminal, civil, administrative or investigative, by reason of the fact that such a person, his testator or intestate was an officer, director, of the corporation, or a predecessor of the corporation.

August 10, 1998                                         Internet Food Co., Inc.
                                      Confidential Private Placement Memorandum

                            INCOME TAX CONSIDERATIONS

     The Company shall be taxed as a regular AC@ corporation under the Code, commencing with its taxable year ending December 31, 1998. The Company, therefore, will be subject to federal corporate income tax on that portion of its ordinary income or capital gain that is currently distributed to its stockholders.

     PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF INVESTING IN THE COMPANY.

                                  ERISA MATTERS

     ERISA imposes certain restrictions on employee benefit plans subject to ERISA (APlans@). Fiduciaries of Plans should consult their own legal advisors if considering an investment in the Shares, regarding, among other matters, the investment=s compliance with the Plans= governing documents and the normal fiduciary investment standards of ERISA, including prudence and diversification.

                                  LEGAL MATTERS

     Certain legal matters in connection with this Offering have been addressed on behalf of the Company by Robert Blair Krueger, Jr., Esq.

                                     EXPERTS

     The balance sheet of the Corporation as of May 30, 1998, and included in this Memorandum as Exhibit AA,@ has been examined by Richard Hawkins, CPA an independent certified public accountants.

                              AVAILABLE INFORMATION

     The Company is not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. The Company intends to furnish its stockholders with annual reports containing audited financial statements certified by an independent public accounting firm and quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. A copy of any and all information that has been incorporated by reference herein is available, upon request, by contacting Ms. Janice M. Demianew at the Company at 631-A Cass Street, Suite 181, Monterey, California 93940, or by telephone at (408) 373-8415, or by facsimile at (408) 373-8417.

August 10, 1998                                         Internet Food Co., Inc.
                                      Confidential Private Placement Memorandum

                                   EXHIBIT "A"
                         SELECTED FINANCIAL INFORMATION

         The Company as of June 30, 1998 has no financial data because it is no operating history. The company=s fiscal year-end is December 31.

Balance Sheet Data:

--------------------------------------------------------------------------------
Assets
--------------------------------------------------------------------------------
     Current Assets                                              $0
--------------------------------------------------------------------------------

     Property & Equipment                                        $0
--------------------------------------------------------------------------------
     Other Assets                                                $0
--------------------------------------------------------------------------------
                    Total Assets:                                $0
--------------------------------------------------------------------------------
Liabilities
--------------------------------------------------------------------------------

     Current Liabilities                                         $0
--------------------------------------------------------------------------------
Equity
--------------------------------------------------------------------------------
     Retained Earnings                                           $0
--------------------------------------------------------------------------------
     Net Income (Loss)                                           $0
--------------------------------------------------------------------------------
                    Total Equity:                                $0
--------------------------------------------------------------------------------
    Total Liabilities and Equity:                                $0
--------------------------------------------------------------------------------

August 10, 1998                                         Internet Food Co., Inc.
                                      Confidential Private Placement Memorandum